UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 15, 2014

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	000-30110	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5900 Broken Sound Parkway N.W. Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Second Amended and Restated Loan and Security Agreement

On October 15, 2014, SBA Properties, LLC, SBA Sites, LLC, SBA Structures, LLC, SBA Infrastructure, LLC, SBA Monarch Towers III, LLC, SBA 2012 TC Assets PR, LLC, SBA 2012 TC Assets, LLC, SBA Towers IV, LLC, SBA Monarch Towers I, LLC, SBA Towers USVI, Inc., SBA Towers VII, LLC and SBA GC Towers, LLC (collectively, the “2014 Borrowers”), each an indirect subsidiary of SBA Communications Corporation (the “Company”), and Midland Loan Services, a division of PNC Bank, National Association, as servicer (in such capacity, the “Servicer”), on behalf of the Trustee entered into the Second Amended and Restated Loan and Security Agreement (the “Second Mortgage Loan Agreement”) pursuant to which, among other things, (i) the existing Amended and Restated Loan and Security Agreement (the “Existing Mortgage Loan Agreement”) was amended and restated, (ii) the outstanding principal amount of the mortgage loan was increased by a net of $860 million (after giving effect to the repayment of the Secured Tower Revenue Securities Series 2010-1C (the “2010-1C Tower Securities”), as described below), and (iii) the 2014 Borrowers became jointly and severally liable for the aggregate $4.03 billion borrowed under the mortgage loan (the “Mortgage Loan”) corresponding to the 2010-2 Tower Securities, 2012-1 Tower Securities, 2013 Tower Securities and the newly issued Secured Tower Revenue Securities Series 2014-1 (the “2014-1 Tower Securities”) and Secured Tower Revenue Securities Series 2014-2 (the “Series 2014-2 Tower Securities” and together with the 2014-1 Tower Securities, the “2014 Tower Securities”).

Issuance of 2014 Tower Revenue Securities

On October 15, 2014, pursuant to the terms of the Purchase Agreement, SBA Tower Trust (the “Trust”), a New York common law trust established by an indirect subsidiary of the Company, issued, and the initial purchasers purchased, $1.54 billion aggregate principal amount of Secured Tower Revenue Securities, consisting of $920 million aggregate principal amount of 2014-1 Tower Securities and $620 million aggregate principal amount of 2014-2 Tower Securities.

The 2014-1 Tower Securities have an anticipated repayment date of October 2019, a final maturity date of October 2044 and an interest rate of 2.898% per annum, payable monthly, and the 2014-2 Tower Securities have an anticipated repayment date of October 2024, a final maturity date of October 2049 and an interest rate of 3.869% per annum, payable monthly. The Tower Securities are guaranteed by SBA Guarantor LLC, SBA Holdings LLC, SBA GC Parent I, LLC, SBA GC Parent II, LLC and SBA GC Holdings, LLC, each an indirect subsidiary of the Company.

The net proceeds from this offering were approximately $1.52 billion, after deducting initial purchasers’ discounts and expenses. Net proceeds from this offering were used to make a cash distribution to SBA Senior Finance which further distributed or contributed such amount to one or more other SBA entities, directly or indirectly, to (1) prepay $680 million aggregate principal amount of the 2010-1C Tower Securities, (2) pay off $300 million on the Company’s revolving credit facility incurred to repay the 4.0% Convertible Notes due October 1, 2014 and (3) pay transaction fees and expenses and for general corporate purposes.

Tower Revenue Securities Terms

The Mortgage Loan is the sole asset of the Trust. The aggregate principal amount of the loan components outstanding under the Mortgage Loan is $4.03 billion, comprised of the $550 million loan component with the same terms and conditions as the 2010-2 Tower Securities, the $610 million loan component with the same terms and conditions as the 2012-1 Tower Securities, the $425 million loan component with the same terms and conditions as the 2013-1C Tower Securities, the $330 million loan component with the same terms and conditions as the 2013-1D Tower Securities, the $575 million loan component with the same terms and conditions as the 2013-2C Tower Securities, the $920 million loan component with the same terms and conditions as the 2014-1 Tower Securities and the $620 million loan component with the same terms and conditions as the 2014-2 Tower Securities .

The Mortgage Loan underlying the 2010-2 Tower Securities, 2012-1 Tower Securities, 2013 Tower Securities and 2014 Tower Securities (together the “Tower Securities”) will be paid from the operating cash flows from the aggregate 9,545 tower sites owned by the 2014 Borrowers. The Mortgage Loan is secured by (i) mortgages, deeds of trust and deeds to secure debt on a substantial portion of the tower sites, (ii) a security interest in the towers and substantially all of the 2014 Borrowers’ personal property and fixtures, (iii) the 2014 Borrowers’ rights under tenant leases, and (iv) all of the proceeds of the foregoing. For each calendar month, SBA Network Management, Inc., an indirect subsidiary of the Company, is entitled to receive a management fee equal to 4.5% of the 2014 Borrowers’ operating revenues for the immediately preceding calendar month.

The 2014 Borrowers may prepay any of the components of the Mortgage Loan with no prepayment consideration, (i) within nine months (in the case of the component corresponding to the 2010-2 Tower Securities), twelve months (in the case of the components corresponding to the 2012-1 Tower Securities, 2013-1C Tower Securities, 2013-1D Tower Securities and 2014-1 Tower Securities), or eighteen months (in the case of the components corresponding to the 2013-2C Tower Securities and 2014-2 Tower Securities) of the anticipated repayment date of such mortgage loan component, (ii) with proceeds received as a result of any condemnation or casualty of any tower owned by the 2014 Borrowers or (iii) during an amortization period. In all other circumstances, the 2014 Borrowers may prepay the Mortgage Loan, in whole or in part, upon payment of the applicable prepayment consideration. The prepayment consideration is determined based on the class of the Tower Securities to which the prepaid Mortgage Loan component corresponds and consists of an amount equal to the excess, if any, of (1) the present value associated with the portion of the principal balance being prepaid, calculated in accordance with the formula set forth in the Second Mortgage Loan Agreement, on the date of prepayment of all future installments of principal and interest required to be paid from the date of prepayment to and including the first due date within nine months (in the case of the component corresponding to the 2010-2 Tower Securities), twelve months (in the case of the components corresponding to the 2012-1 Tower Securities, Series 2013-1C Tower Securities, 2013-1D Tower Securities and 2014-1 Tower Securities), or eighteen months (in the case of the components corresponding to the 2013-2C Tower Securities and 2014-2 Tower Securities) of the anticipated repayment date of such mortgage loan component over (2) that portion of the principal balance of such class prepaid on the date of such prepayment.

To the extent that the mortgage loan components corresponding to the Tower Securities are not fully repaid by their respective anticipated repayment dates, the interest rate of each such component will increase by the greater of (i) 5% and (ii) the amount, if any, by which the sum of (x) the ten-year U.S. treasury rate plus (y) the credit-based spread for such component (as set forth in the Second Mortgage Loan Agreement) plus (z) 5%, exceeds the interest rate for such component.

The Second Mortgage Loan Agreement also includes covenants customary for mortgage loans subject to rated securitizations. Among other things, the 2014 Borrowers are prohibited from incurring other indebtedness for borrowed money or further encumbering their assets. The Second Mortgage Loan Agreement did not amend any of the other material terms of the Mortgage Loan, including the operation of the deposit account and reserve accounts or the debt service coverage ratio set forth.

Amendment to the Management Agreement

Pursuant to the Management Agreement previously executed by certain of the 2014 Borrowers, SBA Network Management, Inc., an indirect subsidiary of the Company, was entitled to receive a management fee equal to 7.5% of the 2014 Borrowers’ operating revenues for the immediately preceding calendar month and pursuant to the Cash Management Agreement, all rents and other sums due on the tower sites owned by the 2014 Borrowers are directly deposited by the lessees and are held, and subsequently distributed, by the trustee pursuant to the terms of the Second Mortgage Loan Agreement. The Management Agreement was amended to reduce the management fee from 7.5% to 4.5%, and all other material terms and conditions of the Management Agreement remain unchanged.

Relationships

The Company and certain of its affiliates have previously entered into commercial financial arrangements with each of the initial purchasers, and/or their respective affiliates, and each of these entities and/or its affiliates has in the past provided financial, advisory, investment banking and other services to the Company and its affiliates. Specifically, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., The Royal Bank of Scotland PLC, an affiliate of RBS Securities Inc., and TD Securities (USA) LLC, serve as Co-Incremental Tranche B-1 Term Loan Documentation Agents, Citigroup Global Markets Inc. and Barclays Bank PLC, an affiliate of Barclays Capital Inc., serve as Incremental Tranche B-1 Term Loan Syndication Agents and Toronto Dominion (Texas) LLC, an affiliate of TD Securities (USA) LLC, serves as Administrative Agent under the Company’s Senior Credit Agreement. In addition, each of the initial purchasers or its affiliates serves as a lender under the Company’s Senior Credit Agreement. Certain of the initial purchasers or their affiliates may hold from time to time a portion of the Company’s 2010-1C Tower Securities and, accordingly, may receive a portion of the net proceeds of this offering.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Brendan T. Cavanagh
Brendan T. Cavanagh
Executive Vice President and Chief Financial Officer

Date: October 21, 2014